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                                                                    EXHIBIT 5.01



                                  August 3, 1998

Macrovision Corporation
1341 Orleans Drive
Sunnyvale, California 94089

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about August 3, 1998 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 400,000 shares of your Common Stock (the "Stock"), subject to issuance by you upon the exercise of stock options granted by you under your 1996 Equity Incentive Plan, as amended (the "1996 Plan"). In rendering this opinion, we have examined the following:

         (1) Your registration statement on Form S-8 (File Number 333-23213) filed with and declared effective by the Commission on March 13, 1997, together with the Exhibits filed as a part thereof, including without limitation, the 1996 Plans and related stock option grant and exercise agreements;

         (2) your registration statement on Form 8-A (File Number 000-22023) filed with the Commission on January 22, 1997, together with the order of effectiveness issued by the Commission therefor on March 12, 1997;

         (3) the Registration Statement, together with the Exhibits filed as a part thereof;

         (4) the Prospectus prepared in connection with the Registration Statement;

         (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and the minute books of your predecessor, Macrovision Corporation, a California corporation ("Macrovision California"), that are in our possession;

         (6) the stock records for both you and Macrovision California that you have provided to us (consisting of a list of stockholders issued by your transfer agent, BankBoston, N.A. and a list of option and warrant holders respecting your capital and of any rights to purchase capital stock that was prepared by you and dated July 28, 1998); and

         (7) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

         We have also confirmed the continued effectiveness of the Company's registration under the Securities Exchange Act of 1934, as amended, by telephone call to the offices of the Commission and have confirmed your eligibility to use Form S-8.

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not


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Macrovision Corporation
July 31, 1998
Page 2



accurate.

         We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law.

         Based upon the foregoing, it is our opinion that the 400,000 shares of Stock that may be issued and sold by you upon the exercise of stock options granted or to be granted under the 1996 Plan, when issued and sold in accordance with the applicable stock option agreements to be entered into thereunder, in the manner referred to in the relevant Prospectus associated with the Registration Statement, and assuming full payment of the applicable exercise price for such options, will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

         This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                                  Very truly yours,

                                                  FENWICK & WEST LLP